Exhibit (a)(1)(K)

Offer to Purchase for Cash

by

MGM Resorts International

Up to $1,250,000,000 of its Shares of Common Stock

At a Cash Purchase Price Not More than $28.00 per Share Nor Less than $23.50 per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, AT THE END OF THE DAY, NEW YORK CITY TIME, ON MARCH 12, 2020, UNLESS THE OFFER IS

EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

February 28, 2020

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 13, 2020 (as has been amended and supplemented to the date hereof, and together with any additional amendments or supplements thereto, the “Offer to Purchase”), the related Amended and Restated Letter of Transmittal (together with any amendments or supplements thereto, the “Amended and Restated Letter of Transmittal”) and other related materials (together with any amendments or supplements thereto, the Offer to Purchase and the Amended and Restated Letter of Transmittal, the “Offer”) in connection with the offer by MGM Resorts International, a Delaware corporation (the “Company,” “we,” “us” or “our”), to purchase for cash up to $1,250,000,000 in aggregate purchase price of its issued and outstanding shares of common stock, par value $0.01 per share (each, a “Share,” and collectively, the “Shares”), at a price calculated as described herein and in the Offer to Purchase. The Company has decreased the price per Share at which shareholders may tender to a price not greater than $28.00 per Share nor less than $23.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest thereon, upon the terms and subject to the conditions of the Offer.

The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price that it will pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the total number of Shares properly tendered and the prices specified, or deemed specified (as described in the attached Instruction Form), by tendering shareholders. We will select this single per Share price (the “Final Purchase Price”) as the lowest single purchase price (in increments of $0.25), not greater than $28.00 nor less than $23.50 per Share, that would allow the Company to purchase the maximum number of Shares for an aggregate purchase price not exceeding $1,250,000,000, or all Shares properly tendered and not properly withdrawn in the event that less than $1,250,000,000 in aggregate purchase price of Shares is properly tendered and not properly withdrawn. All Shares purchased in the Offer will be purchased at the Final Purchase Price, including Shares tendered at a price lower than the Final Purchase Price, subject to “Odd Lot” priority and the conditional tender provisions described in the Offer to Purchase.

Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by the terms and conditions of the Offer set forth in the Offer to Purchase, the Amended and Restated Letter of Transmittal and other related materials.

The Company will not purchase any Shares tendered at prices in excess of the Final Purchase Price. The term “Expiration Date” refers to the specific time and date on which the Offer expires. Upon the terms and subject to the conditions of the Offer, if $1,250,000,000 in aggregate purchase price of Shares or less is properly tendered and not properly withdrawn, the Company will purchase all Shares properly tendered at or below the Final Purchase Price and not properly withdrawn prior to the Expiration Date. Only Shares properly tendered at prices at or below the Final Purchase Price, and not properly withdrawn, will be purchased in the Offer in accordance with the terms and subject to the conditions of the Offer (including “Odd Lot” priority, proration and conditional tender provisions described in the Offer to Purchase). Under no circumstances will interest be paid on the Final Purchase Price for the Shares regardless of any delay in making such payment. All Shares acquired in the Offer, if any, will be acquired at the Final Purchase Price, including those Shares tendered at a price lower than the Final Purchase Price. The Company reserves the right, in its sole discretion, to change the per Share purchase price range and to increase or decrease the number of Shares sought in the Offer, subject to applicable law and the authority of the Company to conduct a share repurchase program of up to $3 billion in aggregate purchase price of its outstanding Shares (the “Board Authorization”). In accordance with the rules of the Securities and Exchange Commission, if more than $1,250,000,000 in aggregate purchase price of Shares is tendered in the Offer at or below the Final Purchase Price, subject to the Board Authorization, the Company may increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares without extending the Expiration Date.

The Company expressly reserves the right, in its sole discretion, to (i) upon the occurrence of any of certain conditions to the Offer more specifically described in the Offer to Purchase, (a) terminate the Offer and return all tendered Shares to the tendering shareholders, (b) extend the Offer and, subject to the withdrawal rights set forth in Section 4 of the Offer to Purchase, retain all of the tendered Shares until the expiration of the Offer as so extended, (c) waive a condition of the Offer and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the Shares properly tendered and not properly withdrawn prior to the Expiration Date or (d) delay acceptance of, or payment for, Shares, subject to applicable law, until satisfaction or waiver of such condition, or (ii) amend the Offer in any respect, subject to applicable law and the Board Authorization.

If the conditions to the Offer have been satisfied or waived and more than $1,250,000,000 in aggregate purchase price of shares has been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase Shares on the following basis:

(i) first, the Company will purchase all Odd Lots of fewer than 100 Shares at the Final Purchase Price from shareholders who properly tender all of their Shares at or below the Final Purchase Price and who do not properly withdraw them before the Expiration Date. Tenders of less than all of the Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference;

(ii) second, after purchasing all Odd Lots that were properly tendered at or below the Final Purchase Price, subject to the conditional tender provisions described in the Offer to Purchase (whereby a holder may specify the minimum number of such holder’s Shares that must be purchased if any such Shares are purchased), the Company will purchase all Shares properly tendered at or below the Final Purchase Price on a pro rata basis with appropriate adjustment to avoid purchases of fractional Shares; and

(iii) third, only if necessary to permit the Company to purchase $1,250,000,000 in aggregate purchase price of Shares (or such greater amount the Company may elect to purchase, subject to applicable law and the Board Authorization), the Company will purchase Shares conditionally tendered (for which the condition was not initially satisfied) at or below the Final Purchase Price, by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have tendered all of their Shares at or below the Final Purchase Price. Random lot will be facilitated by the Company.

As a result of the foregoing priorities applicable to the purchase of Shares properly tendered, it is possible that fewer than all Shares that you tendered will be purchased or that, if a tender is conditioned upon the purchase of a specified number of Shares, none of those Shares that you tendered will be purchased even though those Shares were properly tendered at prices at or below the Final Purchase Price and not properly withdrawn. Shares not purchased in the Offer, including Shares tendered at prices in excess of the Final Purchase Price and Shares not purchased because of proration or conditional tender, will be returned to you at the Company’s expense promptly after the Expiration Date. See Section 1, Section 3 and Section 5 of the Offer to Purchase.

The Offer is subject to certain conditions. See Section 7 of the Offer to Purchase.

We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and we can tender your Shares only pursuant to your instructions. WE ARE SENDING YOU THE AMENDED AND RESTATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER MATERIALS FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT OR ANY OTHER MATERIALS TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account in accordance with the terms and subject to the conditions of the Offer.

Please note the following:

1.

You may tender your Shares at a price or prices not greater than $28.00 nor less than $23.50 per Share, as indicated in the attached Instruction Form, to be paid to you in cash, less any applicable withholding taxes and without interest, or you may instruct us to tender your Shares at the Final Purchase Price determined by the Company in accordance with the terms and subject to the conditions of the Offer.

If you check the box captioned “Shares Tendered at Price Determined Under the Offer” in the Amended and Restated Letter of Transmittal, you should understand that this election will indicate that you will accept the Final Purchase Price as determined by us in accordance with the terms and subject to the conditions of the Offer, and this election may have the effect of lowering the Final Purchase Price and could result in your tendered Shares being purchased at $23.50 per Share, which is the low end of the price range in the Offer, less any applicable withholding taxes and without interest, a price that is below the last reported sale price of the Shares on the NYSE on February 28, 2020, the date of the announcement of the amendment of the price range for the Offer, which was $24.56 per Share, and could be below the last reported sale price of the Shares on the NYSE on the Expiration Date.

2.

All tenders of Shares made prior to our announcement of the amendment of the price range of the Offer on February 28, 2020 are no longer valid. Accordingly, if you have previously tendered Shares by completing and returning the original Letter of Transmittal filed on February 13, 2020, including if you checked the box captioned “Shares Tendered at Price Determined Under the Offer” in the original Letter of Transmittal, and you still wish to participate in the Offer, you will be required to retender your Shares as provided for in the Offer to Purchase, the Amended and Restated Letter of Transmittal and the Amended and Restated Notice of Guaranteed Delivery.

3.	You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

4.

The Offer and withdrawal rights will expire at 12:00 Midnight, at the end of the day, New York City time, on March 12, 2020, unless the Company extends or terminates the Offer in accordance with the terms and subject to the conditions of the Offer, subject to applicable law.

5.

Assuming that the Offer is fully subscribed, if the Final Purchase Price is determined to be $23.50 per Share, the minimum Final Purchase Price under the Offer, the approximate number of Shares that would be purchased under the Offer is 53,191,489. Assuming that the Offer is fully subscribed, if the Final Purchase Price is determined to be $28.00 per Share, the maximum Final Purchase Price under the Offer, the approximate number of Shares that would be purchased under the Offer is 44,642,857.

6.

If you hold an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares before the Expiration Date at or below the Final Purchase Price and check the box captioned “Odd Lots” on the attached Instruction Form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Final Purchase Price and not properly withdrawn pursuant to the Offer.

7.	If you wish to make your tender conditional upon the purchase of all Shares that you tender or upon the Company’s purchase of a specified minimum number of the Shares that you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of Shares from all tenders at or below the Final Purchase Price that are so conditioned will be determined by random lot to the extent feasible, and to be eligible for purchase by random lot, any shareholder whose Shares are conditionally tendered must have tendered all of its Shares. To elect such a condition, complete the box entitled “Conditional Tender” in the attached Instruction Form.

8.

If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We will submit a separate Amended and Restated Letter of Transmittal on your behalf for each price you will accept for each portion of Shares tendered.

9.

Tendering shareholders who are tendering Shares registered in their name and who are tendering such Shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to the Company or to the Dealer Managers or, except as set forth in the Offer to Purchase and the Amended and Restated Letter of Transmittal, share transfer taxes on the Company’s purchase of Shares under the Offer.

10.

None of the Company or any members of its Board of Directors, the Dealer Managers, the Information Agent or the Depositary makes any recommendation to you as to whether to tender or refrain from tendering your Shares or as to any price at which you might tender your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and at what price or prices to tender. You should carefully read the information in the Offer to Purchase and in the related Amended and Restated Letter of Transmittal, including the purposes and effects of the Offer, prior to making any decision with respect to the Offer.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US WITH AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, AT THE END OF THE DAY, NEW YORK CITY TIME, ON MARCH 12, 2020, UNLESS THE OFFER IS EXTENDED OR TERMINATED.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning the attached Instruction Form to us. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

The Offer is being made solely pursuant to the Offer to Purchase and the related Amended and Restated Letter of Transmittal and is being made to all record holders of the Shares. The Offer is not being made to, and tenders will not be accepted from or on behalf of, holders of Shares in any jurisdiction or in any circumstances where it would be illegal to do so, provided that the Company will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended. However, the Company may, at its discretion, take any action necessary for it to make the Offer to holders of Shares in any such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company’s behalf by the Dealer Managers or one or more registered brokers or dealers, which are licensed under the laws of such jurisdiction.

INSTRUCTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 13, 2020 (as has been amended and supplemented to the date hereof, together with any additional amendments or supplements thereto, the “Offer to Purchase”), the related Amended and Restated Letter of Transmittal (together with any amendments or supplements thereto, the “Amended and Restated Letter of Transmittal”) and other related materials (together with any amendments or supplements thereto, the Offer to Purchase and the Amended and Restated Letter of Transmittal, the “Offer”) in connection with the offer by MGM Resorts International, a Delaware Corporation (the “Company”), to purchase up to $1,250,000,000 in aggregate purchase price of its issued and outstanding shares of common stock, par value $0.01 per share (each, a “Share,” and collectively, the “Shares”), at a price calculated as described herein and in the Offer to Purchase that is a price not greater than $28.00 nor less than $23.50 per Share to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below, or, if no number is specified, all Shares you hold for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

Aggregate Number Of Shares To Be Tendered

By You For The Account Of The Undersigned:                Shares*.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5 of the Amended and Restated Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS

(CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1)	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

BY CHECKING THE BOX BELOW INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Shares at the Final Purchase Price as shall be determined by the Company in accordance with the terms and subject to the conditions of the Offer.

☐

The undersigned wishes to maximize its chances of having the Company purchase all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders its Shares at, and is willing to accept, the Final Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Offer. The undersigned understands that checking this box will result in its Shares being deemed to have been tendered at $23.50 per Share, which is the low end of the price range in the Offer, for purposes of determining the Final Purchase Price. The undersigned also understands that this may have the effect of lowering the Final Purchase Price and could result in the undersigned receiving a per Share price as low as $23.50, which is the low end of the price range in the Offer, less any applicable withholding taxes and without interest.

(2)	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

BY CHECKING ONE OF THE FOLLOWING BOXES INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Shares at the price per Share checked. The undersigned understands that this action could result in the Company purchasing none of the Shares tendered hereby if you select a box other than the box representing a price at or below the Final Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Offer.

☐ $23.50	☐ $25.25	☐ $26.75
☐ $23.75	☐ $25.50	☐ $27.00
☐ $24.00	☐ $25.75	☐ $27.25
☐ $24.25	☐ $26.00	☐ $27.50
☐ $24.50	☐ $26.25	☐ $27.75
☐ $24.75	☐ $26.50	☐ $28.00
☐ $25.00

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

A SHAREHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

ODD LOTS

(See Instruction 14 of the Amended and Restated Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or certificates representing fewer than 100 Shares.

Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned certifies that it either (check one box):

☐	owns, beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, on behalf of the beneficial owner(s), Shares with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s) of such Shares, that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

CONDITIONAL TENDER

(See Instruction 13 of the Amended and Restated Letter of Transmittal)

A shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to the Amended and Restated Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase and particularly in Section 6 thereof. Unless at least that minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and the Company urges shareholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

The Company’s Board of Directors has authorized the Company to make the Offer. However, none of the Company, any of the members of its Board of Directors, the Dealer Managers, the Information Agent or the Depositary makes any recommendation to shareholders as to whether they should tender or refrain from tendering their Shares or as to the purchase price or purchase prices at which any shareholder may choose to tender Shares. None of the Company, any of the members of its Board of Directors, the Dealer Managers, the Information Agent or the Depositary has authorized any person to make any recommendation to you as to whether you should tender or refrain from tendering your Shares or as to the purchase price or purchase prices at which you may choose to tender your Shares. Shareholders should carefully evaluate all information in the Offer to Purchase and in the Amended and Restated Letter of Transmittal, consult their own financial and tax advisors and make their own decisions about whether to tender or refrain from tendering your Shares and, if deciding to tender, how many Shares to tender and the purchase price or purchase prices at which to tender.

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